AGREEMENT FOR THE EXCHANGE OF STOCK




     THIS AGREEMENT FOR THE EXCHANGE OF STOCK ("Agreement") is entered into this 29TH day of June 1998 by and between AmeriResource Technologies, Inc., a Delaware corporation, ("AmeriResource"), First Americans Mortgage Corp., a Missouri corporation ("FAMC"), and the Shareholders of FAMC, a group of two individuals who collectively own 100% of the outstanding capital stock of FAMC ("Shareholders"). The Shareholders and their holdings in FAMC are identified in Exhibit A to this Agreement.

                                    RECITALS

     WHEREAS, FAMC and the Shareholders desire to exchange and transfer 100% of FAMC's capital stock to AmeriResource, and AmeriResource desires to acquire any and all rights and interests in and to all of the issued and outstanding capital stock of FAMC in exchange for certain restricted shares of AmeriResource's common stock to be issued to the Shareholders;

     WHEREAS, the Parties desire to make this transaction a tax-free exchange of stock under the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1. Consideration and Exchange of Shares. At the closing, as defined in Section 6 ("Closing"), Shareholders agree to exchange, assign, transfer and convey exclusively to AmeriResource all 30,000 of the issued and outstanding shares of capital stock of FAMC (" FAMC Shares").

     At Closing, AmeriResource will issue a total of 70,000,000 shares (the "AmeriResource Shares") of its common stock, $0.0001 par value ("Common Stock"), to the Shareholders in the amounts specified in Exhibit A. All of the AmeriResource Shares to be issued to the Shareholders shall not have been registered under the Securities Act of 1933, as amended (the "Act"), but shall have been issued pursuant to Section 4(1) of the Act and shall be restricted as to resale pursuant to Rule 144 promulgated under the Act. From and after Closing, FAMC will be a wholly-owned subsidiary of AmeriResource.

2. FAMC Organizational Structure. The Articles of Incorporation and By-Laws, as in effect immediately prior to the Closing, shall continue in full force and effect, without any modification or amendments. The directors and officers of FAMC immediately prior to the Closing shall be the directors and officers of FAMC, until otherwise provided by law, the Articles of Incorporation or by the By-Laws of FAMC.

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3.  Representation  and Warranties of FAMC and Shareholders.  In connection with the AmeriResource shares to be issued pursuant to Paragraph 1 and 2, Purchaser and the Shareholders represent and warrant that:

     a. Shareholders are acquiring the AmeriResource Shares for their own account and not with a view to any distribution within the meaning of the Act. Shareholders acknowledge that they have been advised and made aware that: (i) AmeriResource is relying upon an exemption under the Act predicated upon the representations and warranties contained in this Agreement; and (ii) the AmeriResource Shares to be issued to Shareholders pursuant to this Agreement will be "restricted stock" within the meaning of Rule 144 of the Act. Unless and until the AmeriResource Shares are registered under the Act, they will be subject to limitations upon resale set forth in Rule 144.

     b. Shareholders have received all of the information they consider necessary and appropriate for determining whether to acquire the AmeriResource Shares pursuant to this Agreement. Shareholders are familiar with the business, affairs, risks and properties of AmeriResource. Shareholders have had an opportunity to ask questions of and receive answers from AmeriResource and its officers, directors, consultants and representatives regarding AmeriResource and the terms and conditions of the exchange of the Shares. Shareholders have had the opportunity to obtain any additional information AmeriResource possesses (or could acquire without unreasonable effort or expense) necessary to verify the accuracy of the information furnished.

     c. Shareholders have such knowledge and expertise in financial and business matters that they are capable of evaluating the merits and substantial risks of an investment in the AmeriResource Shares and are able to bear the economic risks relevant to the acquisition of the AmeriResource Shares hereunder.

     d. Shareholders are relying solely upon independent consultation with their professional, legal, tax, accounting and any other advisors as they deem to be appropriate in acquiring the AmeriResource Shares; Shareholders have been advised by, and have consulted with, their professional tax and legal advisors with respect to any tax consequences of investing in AmeriResource.

     e.   Shareholders   understand   that  there  may  be  no  market  for  the
AmeriResource Shares.

     f. The Shareholders' financial condition is such that they are under no present or contemplated future need to dispose of any portion of the AmeriResource Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

     g. Without in any way limiting the representations set forth above, Shareholders further agree not to dispose of all or any portion of the AmeriResource Shares unless and until:

              (1) There is then in effect a registration statement or exemption under the Act covering such proposed disposition and such disposition is made in accordance with the requirements of such registration statement or exemption; or

              (2) They shall have notified AmeriResource of the proposed disposition and shall have furnished AmeriResource with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by AmeriResource, Shareholders shall have furnished AmeriResource with an opinion of counsel, reasonably satisfactory to AmeriResource and its

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

              counsel, that such disposition is proper under the applicable rules and regulations promulgated under the Act.

     h. It is understood that the certificates evidencing the AmeriResource Shares will bear substantially the following legend:

              "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement or exemption under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to the Issuer to the effect that such registration or exemption and qualification are not required."

     i. FAMC confers full authority upon AmeriResource: (i) to instruct its transfer agent not to transfer any of the Shares until it has received written approval from AmeriResource; and (ii) to affix the legend in Subsection (h) above to the face of the certificate or certificates representing the Shares.

     j. Shareholders understand that AmeriResource is relying upon the Shareholders' representations and warranties as contained in this Agreement in consummating the sale and transfer of the AmeriResource Shares without registering them under the Act or any law. Therefore, Shareholders agree to indemnify AmeriResource against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which may arise as a result of a sale, exchange or other transfer of the AmeriResource Shares other than as permitted under this Agreement. Shareholders further understand and agree that AmeriResource will make an appropriate notation on its transfer records of the restrictions applicable to these Shares.

     k. FAMC has fully disclosed its financial condition to AmeriResource and has not misrepresented any facts about its business development or operations. FAMC further warrants that it has never filed a voluntary petition for protection under the Bankruptcy Act, as amended, nor has it been subject to an involuntary petition filed by one or more of its creditors; nor is FAMC subject to any actual or potential claims of creditors not arising out of the ordinary course of business, unless such claims are specifically disclosed to AmeriResource in writing and attached hereto as an exhibit.

              l. At Closing, Shareholders and the management of FAMC will deliver a certificate attesting, among other things, that there will have been no material changes in the condition of the business or finances of FAMC and that all corporate authority has been duly taken by FAMC to enter into and close this transaction; that there are no material undisclosed liabilities, claims, or judgments against FAMC; and that all legal and governmental regulations or authorities will have been complied with, or arrangements made for compliance, including arrangements for any such outstanding liabilities, claims, or judgments.

              m. FAMC shall deliver, within sixty (60) days after Closing, a business plan, satisfactory to AmeriResource, which discloses FAMC's two-year plan of operation including, but not limited to: (i) revenue and cost projections; (ii) anticipated capital needs; (iii) known trends, events or uncertainties

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

     likely to have a material impact upon FAMC's operations; and (iv) any formal or informal marketing plans adopted by FAMC.

4. Representations and Warranties of AmeriResource. AmeriResource represents and warrants that:

     a. It is a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America.

     b. It has all necessary corporate power and authority under the laws of Delaware and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute, deliver and carry out the provisions of this Agreement.

     c. All corporate actions on its part required for the lawful execution and delivery of this Agreement and for the issuance, execution and delivery of the AmeriResource Shares have been duly and effectively taken. Upon execution and delivery, this Agreement will constitute AmeriResource's valid and binding obligation, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

              d. AmeriResource has received all of the information it considers necessary and appropriate for determining whether to acquire FAMC's common stock. AmeriResource is familiar with the business, affairs, risks and properties of FAMC. AmeriResource has had an opportunity to ask questions of and receive answers from FAMC and its officers, directors, Shareholders and representatives regarding FAMC and the terms and conditions of the exchange of the common stock. AmeriResource has had the opportunity to obtain any additional information FAMC possesses or could acquire without unreasonable effort or expense necessary to verify the accuracy of the information furnished.

5. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made respectively by AmeriResource, the Shareholders and FAMC in this Agreement shall survive the Closing and the exchange of the respective securities called for hereunder.

6. Closing. The Closing shall occur when the securities, documentation and consideration required to be transferred hereunder have been delivered to the appropriate Parties to this Agreement and all corporate action necessary to effect this Agreement has been taken. Closing hereunder shall occur at a place and time as mutually agreed by the Parties, but in no event shall Closing occur later than sixty (60) days after the date of execution hereof. Failure to deliver the securities or documentation required hereunder within 60 days shall constitute a breach of a material condition of this Agreement.

7. Tax-free Exchange. Insofar as possible, the Parties agree that the exchange of shares called for hereunder shall be a tax-free exchange under the tax laws and the Code, and not an acquisition of assets.

8. Conditions to Closing. The Closing called for hereunder shall be subject to, among other things:

     a. The delivery of the FAMC Shares and the other information called for herein by FAMC and Shareholders to AmeriResource and the delivery of the AmeriResource Shares and the other information called for herein by AmeriResource to FAMC and Shareholders;

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     b. The  successful  completion  of due  diligence by  AmeriResource  or its agent, satisfactory to the management of AmeriResource, that the books, records, and assets and liabilities of FAMC are in fact as have been represented;

     c. Resolutions by the respective boards of directors of AmeriResource and FAMC ratifying this transaction;

     d. Duly notarized affidavits from Shareholders that they have valid right, title and interest in and to the shares being transferred, free of any and all claims or liens thereon.

9. Miscellaneous. The following provisions are made part hereof:

     a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     b. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns. The Parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement or otherwise agreed to in writing by all Parties.

     c. This Agreement constitutes the entire agreement and understanding among the Parties, and may not be modified or amended except pursuant to a writing signed by all Parties.

     d. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

              e. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees, court costs or other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs may be ordered by the court in its decision of any action described in the Paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs or other costs. Should either party be represented by in-house counsel, such party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar backgrounds in that legal community.

              f. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Kansas, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Johnson County, State of Kansas. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

              g. This Agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

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     h.       Any notices required hereunder shall be sent:

              If to AmeriResource:

              AmeriResource, Inc. c/o Delmar A. Janovec
              P.O. Box 14748
              Shawnee Mission, Kansas 66285-4748
              Phone: 913-859-9292


              If to FAMC:

              FAMC Corporation
              P.O. Box 19236
              Shawnee Mission, Kansas 66285-9236
              Phone: 913-859-9505



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


"AmeriResource" - AMERIRESOURCE          "FAMC" - FIRST AMERICANS MORTGAGE CORP.
TECHNOLOGIES, INC.


  Rod Clawson, Director                        Dustan Shepherd, President


                                                 SHAREHOLDERS OF FIRST AMERICANS
                                                   MORTGAGE CORP.

                                           ------/s/Delmar Janovec--------------
                                                   Delmar A. Janovec

                                          -------/s/Dustan Shepherd-------------
                                                    Dustan Shepherd



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